Exhibit 99.1

Tenet Reports Second Quarter 2022 Results;
Reaffirms 2022 Adjusted EBITDA Outlook
•Net income from continuing operations available to common shareholders in Q2’22 of $38 million versus $120 million in Q2’21

•Consolidated Adjusted EBITDA in Q2’22 of $843 million versus $834 million in Q2’21

•Q2'22 USPI Adjusted EBITDA grew 15.3 percent over Q2'21 excluding grant income; Same-facility system-wide ambulatory surgical cases decreased 0.9 percent versus Q2’21 due to the pandemic

•Diluted earnings per share from continuing operations available to common shareholders in Q2’22 of $0.35 compared to $1.11 in Q2’21; Adjusted diluted earnings per share from continuing operations of $1.50 in Q2’22 compared to $1.59 in Q2’21

•The disruptive cybersecurity incident contributed to same-hospital adjusted admissions for Q2’22 decreasing 5.3 percent versus Q2’21

•Effective June 30, 2022, Tenet now owns 100% of USPI’s voting stock, having acquired the remaining 5% ownership interest for $406 million

•Refinanced ~$1.75 billion of 6.75% senior unsecured notes due 2023 with new 6.125% senior secured notes due 2030; the Company has no significant debt maturities until July 2024

•FY 2022 Adjusted EBITDA Outlook reaffirmed at $3.375 billion to $3.575 billion

DALLAS — July 21, 2022 — Tenet Healthcare Corporation (Tenet) (NYSE: THC) today announced its results for the quarter ended June 30, 2022 (Q2’22). Tenet’s results for Q2’22 versus the quarter ended June 30, 2021 (Q2’21) are as follows:

($ in millions, except per share results)	Q2’22	Q2’21	YTD Q2’22	YTD Q2’21
Net income available to Tenet common shareholders from continuing operations	$38	$120	$177	$217
Net income available to Tenet common shareholders from continuing operations per diluted share	$0.35	$1.11	$1.63	$2.00
Adjusted EBITDA excluding grant income	$749	$810	$1,631	$1,550
Adjusted EBITDA including grant income	$843	$834	$1,731	$1,611
Adjusted diluted earnings per share from continuing operations	$1.50	$1.59	$3.38	$2.89
The table above as well as tables and discussions throughout this earnings release include certain financial measures that are not in accordance with accounting principles generally accepted in the United States of America (GAAP). Reconciliations of GAAP measures to the Adjusted (non-GAAP) measures used are detailed in Tables #1-3 included at the end of this earnings release. Management’s reasoning for the use of these non-GAAP measures and descriptions of the various non-GAAP measures are included in the Non-GAAP Financial Measures section of this earnings release.

“We had another strong quarter and are reaffirming our 2022 Adjusted EBITDA Outlook,” said Saum Sutaria, M.D., Chief Executive Officer of Tenet. “We demonstrated resilience in the face of a disruptive cyber attack and discipline through challenging market conditions. The ongoing diversification of Tenet driven by our capital efficient ambulatory expansion is a key differentiator that presents compelling opportunities for growth in earnings and free cash flows.”

COVID-19 Pandemic (COVID)

The Company continues to treat COVID patients and effectively manage the operational and financial impact of the pandemic on its operations. COVID admissions were 3 percent of total admissions in Q2’22 compared to 12 percent of total admissions in Q1’22.

Results from Continuing Operations Available to Tenet Common Shareholders

•Net income from continuing operations available to the Company’s common shareholders in Q2’22 was $38 million, or $0.35 per diluted share, versus $120 million, or $1.11 per diluted share, in Q2’21.
•For YTD Q2’22, net income from continuing operations available to the Company’s common shareholders was $177 million, or $1.63 per diluted share, compared to $217 million, or $2.00 per diluted share, for YTD Q2’21.

Adjusted Net Income from Continuing Operations Available to Tenet Common Shareholders

Reconciliations of net income available to Tenet common shareholders to Adjusted net income from continuing operations available to Tenet common shareholders are contained in Table #1 at the end of this release.

•Tenet’s Q2’22 Adjusted net income from continuing operations available to its common shareholders was $163 million, or $1.50 per diluted share, compared to $173 million, or $1.59 per diluted share, in Q2’21.
•Tenet’s YTD Q2’22 Adjusted net income from continuing operations available to its common shareholders was $376 million, or $3.38 per diluted share, compared to $313 million, or $2.89 per diluted share, in YTD Q2’21.
•The change in the interest expense limitation regulations beginning in 2022 resulted in approximately $20 million of additional income tax expense in Q2’22 and $39 million YTD Q2’22, or $0.18 and $0.34 per diluted share, respectively, compared to the corresponding 2021 periods.

Adjusted EBITDA

Reconciliations of net income available to Tenet common shareholders to Adjusted EBITDA are contained in Table #2 at the end of this release.

•Adjusted EBITDA in Q2’22 was $843 million compared to $834 million in Q2’21.
•For YTD Q2’22, Adjusted EBITDA was $1.731 billion compared to $1.611 billion in YTD Q2’21.

Cybersecurity Incident

•In April 2022, Tenet experienced a cybersecurity incident that temporarily disrupted a subset of our acute care operations. During this time, the Company's hospitals remained operational and continued to deliver patient care safely and effectively, utilizing well-established back‑up processes. The Company immediately suspended user access to impacted information technology applications, executed extensive cybersecurity protection protocols, and took steps to restrict further unauthorized activity.
•Tenet has fully restored impacted information technology operations. The Company estimates that this incident had an unfavorable impact of approximately $100 million to Adjusted EBITDA during Q2’22. The Company has insurance coverage and filed a claim that is within its policy limits, which is ongoing. $5 million of insurance proceeds were received during Q2’22.

Acquires remainder of USPI

•On June 30, 2022, the Company acquired Baylor University Medical Center’s entire 5% ownership interest in our USPI business for $406 million. The Company now owns 100% of the voting stock of USPI. Under the terms of the transaction, Tenet will pay approximately $11 million per month over the next three years on an interest-free basis. The first payment was made in Q2’22.

Financing Activities

•In June 2022, the Company completed a private placement of $2.000 billion in aggregate principal amount of newly issued 6.125 percent senior secured first lien notes maturing in 2030. The Company used the net proceeds from the sale of the notes, after payment of fees and expenses, to finance the redemption of all $1.748 billion aggregate principal amount then outstanding of its 6.75 percent senior unsecured notes due 2023.

•In Q1’22, the Company retired $700 million aggregate principal amount of its 7.50 percent senior secured notes due in 2025, for a total redemption price of approximately $730 million, using available cash on hand. In the first half of 2022, the Company purchased approximately $124 million aggregate principal amount of its 6.75 percent senior unsecured notes due in 2023 on the open market for approximately $129 million using available cash on hand ($103 million of which was purchased in Q1’22). In conjunction with these transactions, the Company’s future annual cash interest payments will be reduced by $61 million.

Ambulatory Care (Ambulatory) Segment Results

Tenet’s Ambulatory business segment is comprised of the operations of United Surgical Partners International (USPI). As of June 30, 2022, USPI had interests in 410 ambulatory surgery centers (261 consolidated) and 24 surgical hospitals (eight consolidated) in 34 states. Results for YTD Q2’21 included USPI’s imaging centers (realigned under the Hospital segment as of April 1, 2021) and its urgent care centers (sold in April 2021). For all periods presented, the Company owned 95 percent of the voting stock of USPI.

Ambulatory segment results ($ in millions)	Q2’22	Q2’21	YTD Q2’22	YTD Q2’21
Revenues
Net operating revenues	$771	$664	$1,509	$1,310
Grant income excluding amount in equity earnings	$2	$15	$4	$22
Grant income in equity earnings	$—	$5	$—	$11
Same-facility system-wide net patient service revenues (a)	$1,503	$1,462	$2,942	$2,780
Volume Changes versus the Prior-Year Period
Same-facility system-wide surgical cases (a)	(0.9)%	68.2%	3.3%	29.1%
Same-facility system-wide surgical cases on same-business day basis (a)	(0.9)%	68.2%	2.4%	30.1%
Adjusted EBITDA, Margins and Noncontrolling Interest (NCI)
Adjusted EBITDA excluding grant income	$317	$275	$597	$519
Adjusted EBITDA including grant income	$319	$295	$601	$552
Adjusted EBITDA margin excluding grant income	41.1%	41.4%	39.6%	39.6%
Adjusted EBITDA margin including grant income	41.4%	44.4%	39.8%	42.1%
Adjusted EBITDA less facility-level NCI excluding grant income	$209	$176	$395	$336
Adjusted EBITDA less facility-level NCI	$210	$187	$397	$356
Adjusted EBITDA less total NCI excluding grant income	$204	$172	$386	$328
Adjusted EBITDA less total NCI	$205	$182	$388	$347

(a)    Same-facility system-wide revenues and statistical information include the results of the facilities in which the Ambulatory segment has an investment that are not consolidated by Tenet. To help analyze the segment’s results of operations, management uses system-wide measures, which include revenues and cases of both consolidated and unconsolidated facilities.

Revenues and Volumes
•The Ambulatory segment produced net operating revenues of $771 million in Q2’22, an increase of 16.1 percent compared to $664 million in Q2’21. This increase primarily related to service line growth and additional revenues associated with the SurgCenter Development (SCD) acquisition completed in December 2021 and improved pricing yield, partially offset by the absence of revenues from USPI’s urgent care centers, which were sold in the second quarter of 2021.
•Surgical business same-facility system-wide net operating revenues increased 2.8 percent in Q2’22 compared to Q2’21, with cases down 0.9 percent and net revenue per case up 3.7 percent.

Adjusted EBITDA
•Ambulatory segment Adjusted EBITDA was $319 million in Q2’22 ($317 million excluding $2 million of grant income) compared to $295 million in Q2’21 ($275 million excluding $20 million of grant income), driven by the SCD acquisition, as well as new service line growth and improved pricing yield.
•Adjusted EBITDA margin for the Ambulatory segment was 41.4 percent in Q2’22 (41.1 percent excluding grant income) compared to 44.4 percent in Q2’21 (41.4 percent excluding grant income).
•Adjusted EBITDA less facility-level NCI in Q2’22 was $210 million ($209 million excluding grant income) compared to $187 million in Q2’21 ($176 million excluding grant income).

Hospital Operations and Other (Hospital) Segment Results

Tenet’s Hospital business segment is primarily comprised of acute care and specialty hospitals, imaging centers, ancillary outpatient facilities, micro-hospitals and physician practices. Effective April 1, 2021, the Company’s imaging centers that were previously operated under USPI were realigned under the Hospital segment.

Hospital segment results ($ in millions)	Q2’22	Q2’21	YTD Q2’22	YTD Q2’21
Revenues
Net operating revenues (prior to inter-segment eliminations)	$3,645	$4,095	$7,443	$8,042
Grant income	$92	$4	$96	$28
Same-hospital net patient service revenues (b)	$3,314	$3,507	$6,792	$6,899
Same-Hospital Volume Changes versus the Prior-Year Period (b)
Admissions	(8.1)%	13.8%	(6.4)%	0.4%
Adjusted admissions (c)	(5.3)%	23.6%	(3.5)%	2.6%
Outpatient visits (including outpatient ER visits)	(10.0)%	71.1%	(4.7)%	19.7%
Emergency Room visits (inpatient and outpatient)	3.8%	35.2%	8.5%	(2.1)%
Hospital surgeries	(8.0)%	36.5%	(4.3)%	13.1%
Adjusted EBITDA
Adjusted EBITDA excluding grant income	$339	$445	$849	$855
Adjusted EBITDA including grant income	$431	$449	$945	$883
Adjusted EBITDA margin
Adjusted EBITDA margin excluding grant income	9.3%	10.9%	11.4%	10.6%
Adjusted EBITDA margin including grant income	11.8%	11.0%	12.7%	11.0%
(b)    Same-hospital revenues and statistical data include those for hospitals and hospital-affiliated outpatient centers operated by the Company’s Hospital segment continuously from January 1, 2020 through June 30, 2022. Amounts associated with physician practices are excluded. Prior-period same-hospital net patient service revenues and volume changes have been recast to reflect only the continuously operated facilities since January 1, 2020.
(c)    Adjusted admissions represent actual patient admissions adjusted to include outpatient services provided by facilities in our Hospital segment by multiplying actual patient admissions by the sum of gross inpatient revenues and outpatient revenues, then dividing that result by gross inpatient revenues.

Revenues and Volumes
•Net operating revenues (which exclude grant income) in the Hospital segment were $3.645 billion in Q2’22, a decline of 11.0 percent from $4.095 billion in Q2’21. The decrease in revenues was primarily due to the sale of the Company’s Miami-area hospitals in Q3’21 and the unfavorable impact of the cybersecurity incident, partially offset by improved pricing yield.
•Same-hospital net patient service revenue per adjusted admission decreased 0.2 percent year-over-year for Q2’22 primarily due to the unfavorable impact of the cybersecurity incident, partially offset by improved pricing yield.

Adjusted EBITDA
•Adjusted EBITDA in the segment was $431 million in Q2’22 ($339 million excluding $92 million of grant income) compared to $449 million in Q2’21 ($445 million excluding $4 million of grant income).
•Adjusted EBITDA in Q2’22 included an approximate $100 million unfavorable impact related to the cybersecurity incident.
•The Adjusted EBITDA margin excluding grant income was 9.3 percent in Q2’22 compared to 10.9 percent in Q2’21 reflecting the adverse impact from the cybersecurity incident, higher contract labor rates and premium pay due to the pandemic, partially offset by continued strength in patient acuity due to the Company's focus on growing higher acuity services, improved pricing yield and cost efficiency actions.

Conifer Segment Results

Tenet’s Conifer business segment provides comprehensive end-to-end and focused-point business process services, including hospital and physician revenue cycle management, patient communications and engagement support and value-based care solutions to hospitals, health systems, physician practices, employers and other clients.

Conifer segment results ($ in millions)	Q2’22	Q2’21	YTD Q2’22	YTD Q2’21
Net operating revenues	$333	$319	$657	$629
Adjusted EBITDA	$93	$90	$185	$176
Adjusted EBITDA margin	27.9%	28.2%	28.2%	28.0%

Revenues
Conifer segment revenues in Q2’22 were $333 million compared to $319 million in Q2’21, an increase of 4.4 percent, primarily due to contractual rate increases and new business expansion. Revenues from external clients in Q2’22 were $222 million compared to $195 million in Q2’21, an increase of 13.8 percent.
Adjusted EBITDA
Conifer generated $93 million of Adjusted EBITDA in Q2’22 compared to $90 million in Q2’21 primarily due to the impact of 4.4 percent revenue growth and continued effective cost management. Conifer’s Adjusted EBITDA margin was 27.9 percent in Q2’22 versus 28.2 percent in Q2’21.

Balance Sheet, Cash Flows and Liquidity

Balance Sheet Highlights

($ in millions)	June 30, 2022	March 31, 2022	December 31, 2021
Cash and cash equivalents	$1,351	$1,405	$2,364
Accounts receivable days outstanding	59.8	58.9	57.0
Line-of-credit borrowings outstanding	—	—	—
Ratio of net debt plus Medicare advances liability to Adjusted EBITDA (d)	3.92	3.93	4.07
(d)    Net debt is total debt less cash and cash equivalents

•Cash and cash equivalents at June 30, 2022 were $1.013 billion lower than December 31, 2021 primarily due to the Company’s early retirement of $824 million of debt.
•In the year ended December 31, 2020 (FY 2020), the Company received approximately $1.5 billion of Medicare advance payments from CMS related to the pandemic. Approximately $475 million of the Medicare advances were repaid in the YTD Q2’22 period by the Company, and approximately $616 million of these advances were repaid by the Company during the year ended December 31, 2021. Repayment terms for the Medicare advance payments began in April 2021 (12 months from the Company’s receipt of the advance payments in April 2020). An annual interest rate of 4.0 percent will be assessed on any outstanding balances 29 months from the initial advance. The Company began repaying these advance payments in April 2021 and expects to substantially repay the advances by the end of Q3’22.
•The Company had no outstanding borrowings on its $1.5 billion line of credit as of June 30, 2022.
•The Company’s ratio of net debt plus the Medicare advances liability to Adjusted EBITDA was 3.92x at June 30, 2022 compared to 3.93x at March 31, 2022 and 4.07x at December 31, 2021.
•Accounts receivable days outstanding increased to 59.8 days at June 30, 2022 compared to 57.0 days at December 31, 2021. This change is due in part to the cybersecurity incident and the approval of Texas’ Medicaid supplemental funding programs by CMS at the end of March 2022, which resulted in the Company recognizing revenue beginning in March 2022 that has not been fully collected yet since the program was just recently approved.

Cash flows and liquidity

Reconciliations of net cash provided by operating activities to both Free Cash Flow and Adjusted Free Cash Flow are contained in Table #3 at the end of this release.

($ in millions)	Q2’22	Q2’21	YTD Q2’22	YTD Q2’21
Net cash provided by operating activities	$119	$245	$347	$779
Capital expenditures	($152)	($122)	($307)	($243)
Free cash flow	($33)	$123	$40	$536
Adjusted free cash flow	$9	$157	$138	$621
Net cash used in investing activities	($140)	($50)	($200)	($195)
Net cash used in financing activities	($33)	($142)	($1,160)	($836)

•The Company produced free cash flow of $(33) million in Q2’22 ($248 million excluding $281 million of repayments in Q2’22 associated with Medicare advances). There were $152 million repayments of Medicare advances in Q2’21.
•The Company produced free cash flow of $40 million in YTD Q2’22 ($515 million excluding $475 million of repayments in YTD Q2’22 associated with Medicare advances). There were no repayments of Medicare advances in Q1’21 and $152 million repayments of Medicare advances in Q2’21.
•Also, free cash flow in YTD Q2’22 included $104 million of pandemic-related grant receipts compared to $36 million in YTD Q2’21.

Company Outlook

•Reconciliations of Outlook net income available to Tenet common shareholders to Outlook Adjusted EBITDA for the year ending December 31, 2022 (FY 2022) and the quarter ending September 30, 2022 (Q3’22) are contained in Table #4 at the end of this release.
•Reconciliations of Outlook net income available to Tenet common shareholders to Outlook Adjusted net income from continuing operations to common shareholders for FY 2022 and Q3’22 are contained in Table #5 at the end of this release.
•Reconciliations of Outlook net cash provided by operating activities to Outlook free cash flow and Outlook Adjusted free cash flow from continuing operations for FY 2022 are contained in Table #6 at the end of this release.

Tenet’s Outlook for FY 2022 (consolidated and by segment) and Q3’22 follows:

CONSOLIDATED ($ in millions except per share amounts)	FY 2022 Outlook	Q3’22 Outlook
Net operating revenues	$19,000 to $19,400	$4,700 to $4,900
Income from continuing operations available to Tenet common stockholders	$371 to $546	$100 to $135
Adjusted EBITDA	$3,375 to $3,575	$775 to $825
Adjusted EBITDA margin	17.8% to 18.4%	16.5% to 16.8%
Diluted income per common share from continuing operations	$3.35 to $4.91	$0.91 to $1.23
Adjusted net income from continuing operations	$645 to $780	$125 to $150
Adjusted diluted earnings per share from continuing operations	$5.80 to $7.00	$1.14 to $1.36
Equity in earnings of unconsolidated affiliates	$230 to $250	$55 to $65
Depreciation and amortization	$840 to $860	$205 to $215
Interest expense	$880 to $890	$215 to $225
Net income available to NCI	$590 to $630	$125 to $145
Weighted average diluted common shares	~112 million	~110 million
NCI cash distributions	$550 to $590
Effective tax rate (e)	~24%
Net cash provided by operating activities	$1,100 to $1,400
Adjusted net cash provided by operating activities	$1,300 to $1,550
Capital expenditures	$725 to $775
Free cash flow	$375 to $625
Free cash flow excluding repayments of Medicare Advance Payments and Deferred Payroll Tax Payments	$1,383 to $1,633
Adjusted free cash flow – continuing operations	$575 to $775
Adjusted free cash flow – continuing operations, excluding repayments of Medicare Advance Payments and Deferred Payroll Tax Payments	$1,583 to $1,783
(e)    The effective tax rate is calculated as income tax expense divided by the adjusted pretax income. Income tax expense is calculated by multiplying 24% (the federal corporate tax rate of 21% plus an estimate of state taxes) by the sum of: adjusted pretax income less GAAP facility level NCI expense plus permanent differences, and non-deductible interest expense.

Ambulatory Segment ($ in millions)	FY 2022 Outlook
Net operating revenues	$3,275 to $3,375
Adjusted EBITDA	$1,375 to $1,425
Total NCI (Facility level and Baylor University Medical Center)	$490 to $515
Adjusted EBITDA less total NCI	$885 to $910
Changes versus prior year (f):
Surgical cases volumes	Up 3% to 4%
Net revenues per surgical case	Up 2.5% to 3.5%

Hospital Segment ($ in millions)	FY 2022 Outlook
Net operating revenues (prior to inter-segment eliminations)	$14,885 to $15,135
Adjusted EBITDA	$1,640 to $1,780
NCI	$30 to $40
Changes versus prior year (f):
Inpatient admissions	(6)% to (4)%
Adjusted admissions	(4)% to (2)%

Conifer Segment ($ in millions)	FY 2022 Outlook
Net operating revenues	$1,325 to $1,375
Adjusted EBITDA	$360 to $370
NCI	$70 to $75
(f)    Same-hospital basis for hospital statistics; USPI surgical cases on a same-facility system-wide basis

Management’s Webcast Discussion of Results

Tenet management will discuss the Company’s Q2’22 results in a webcast scheduled for
10:00 a.m. Eastern Time (9:00 a.m. Central Time) on July 22, 2022. Investors can access the webcast through the Company’s website at www.tenethealth.com/investors.

The slide presentation associated with the webcast referenced above, a copy of this earnings press release and a related supplemental financial disclosures document will be available on the Company’s Investor Relations website on July 21, 2022.

Cautionary Statement

This release contains “forward-looking statements” - that is, statements that relate to future, not past, events. In this context, forward-looking statements often address the Company’s expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “assume,” “believe,” “budget,” “estimate,” “forecast,” “intend,” “plan,” “predict,” “project,” “seek,” “see,” “target,” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain, especially with regards to developments related to COVID-19. Particular uncertainties that could cause the Company’s actual results to be materially different than those expressed in the Company’s forward-looking statements include, but are not limited to, the impact of the COVID-19 pandemic and other factors disclosed under “Forward-Looking Statements” and “Risk Factors” in our Form 10-K for the year ended December 31, 2021, Form 10-Q for the quarter ended March 31, 2022 and other filings with the Securities and Exchange Commission.

About Tenet Healthcare

Tenet Healthcare Corporation (NYSE: THC) is a diversified healthcare services company headquartered in Dallas. Our care delivery network includes United Surgical Partners International, the largest ambulatory platform in the country, which operates or has ownership interests in more than 465 ambulatory surgery centers and surgical hospitals. We also operate 60 acute care and specialty hospitals, approximately 110 other outpatient facilities, a network of leading employed physicians and a global business center in Manila, Philippines. Our Conifer Health Solutions subsidiary provides revenue cycle management and value-based care services to hospitals, health systems, physician practices, employers and other clients. Across the Tenet enterprise, we are united by our mission to deliver quality, compassionate care in the communities we serve. For more information, please visit www.tenethealth.com.

Contact Information

Investor Contact	Media Contact
Will McDowell	Lesley Bogdanow
469-893-2387	469-893-2640
william.mcdowell@tenethealth.com	mediarelations@tenethealth.com

Non-GAAP Financial Measures

•Adjusted EBITDA, a non-GAAP measure, is defined by the Company as net income available (loss attributable) to Tenet common shareholders before (1) the cumulative effect of changes in accounting principles, (2) net loss attributable (income available) to noncontrolling interests, (3) income (loss) from discontinued operations, net of tax, (4) income tax benefit (expense), (5) gain (loss) from early extinguishment of debt, (6) other non-operating income (expense), net, (7) interest expense, (8) litigation and investigation benefit (costs), net of insurance recoveries, (9) net gains (losses) on sales, consolidation and deconsolidation of facilities, (10) impairment and restructuring charges and acquisition-related costs, (11) depreciation and amortization and (12) income (loss) from divested and closed businesses (i.e., health plan businesses). Litigation and investigation costs excluded do not include ordinary course of business malpractice and other litigation and related expenses.
•Adjusted diluted earnings (loss) per share from continuing operations, a non-GAAP measure, is defined by the Company as Adjusted net income available (loss attributable) from continuing operations to Tenet common shareholders, divided by the weighted average diluted shares outstanding in the reporting period.
•Adjusted net income available (loss attributable) from continuing operations to Tenet common shareholders, a non-GAAP measure, is defined by the Company as net income available (loss attributable) to Tenet common shareholders before (1) income (loss) from discontinued operations, net of tax, (2) gain (loss) from early extinguishment of debt, (3) litigation and investigation benefit (costs), net of insurance recoveries, (4) net gains (losses) on sales, consolidation and deconsolidation of facilities, (5) impairment and restructuring charges and acquisition-related costs, (6) income (loss) from divested and closed businesses (i.e., health plan businesses) and (7) the associated impact of these items on taxes and noncontrolling interests. Litigation and investigation costs excluded do not include ordinary course of business malpractice and other litigation and related expenses.
•Free Cash Flow, a non-GAAP measure, is defined by the Company as (1) net cash provided by (used in) operating activities, less (2) purchases of property and equipment for continuing operations.
•Free Cash Flow excluding repayments of Medicare Advances and Deferred Payroll Tax Payments, a non-GAAP measure, is defined by the Company as (1) Free Cash Flow plus (2) repayments of Medicare Advances and Deferred Payroll Tax Payments.
•Adjusted Free Cash Flow, a non-GAAP measure, is defined by the Company as (1) Adjusted net cash provided by (used in) operating activities from continuing operations, less (2) purchases of property and equipment from continuing operations.
•Adjusted Free Cash Flow excluding repayments of Medicare Advances and Deferred Payroll Tax Payments, a non-GAAP measure, is defined by the Company as (1) Adjusted Free Cash Flow plus (2) repayments of Medicare Advances and Deferred Payroll Tax Payments.
•Adjusted net cash provided by (used in) operating activities, a non-GAAP measure, is defined by the Company as cash provided by (used in) operating activities prior to (1) payments for restructuring charges, acquisition-related costs and litigation costs and settlements, and (2) net cash provided by (used in) operating activities from discontinued operations.

The Company believes the foregoing non-GAAP measures are useful to investors and analysts because they present additional information on the Company’s financial performance. Investors, analysts, Company management and the Company’s Board of Directors utilize these non-GAAP measures, in addition to GAAP measures, to track the Company’s financial and operating performance and compare the Company’s performance to its peer companies, which use similar non-GAAP financial measures in their presentations and earnings releases. The Human Resources Committee of the Company’s Board of Directors also uses certain of these measures to evaluate management’s performance for the purpose of determining incentive compensation. Additional information regarding the purpose and utility of specific non-GAAP measures used in this release is set forth below.

The Company believes that Adjusted EBITDA is a useful measure, in part, because certain investors and analysts use both historical and projected Adjusted EBITDA, in addition to other GAAP and non-GAAP measures, as factors in determining the estimated fair value of shares of the Company’s common stock. Company management also regularly reviews the Adjusted EBITDA performance for each operating segment. The Company does not use Adjusted EBITDA to measure liquidity, but instead to measure operating performance.

The Company uses, and believes investors use, Free Cash Flow and Adjusted Free Cash Flow, and Free Cash Flow and Adjusted Free Cash Flow excluding repayments of Medicare Advances and Deferred Payroll Tax Payments as supplemental non-GAAP measures to analyze cash flows generated from the Company’s operations. The Company believes these measures are useful to investors in evaluating its ability to fund distributions paid to noncontrolling interests or for acquisitions, purchasing equity interests in joint ventures or repaying debt.

These non-GAAP measures may not be comparable to similarly titled measures reported by other companies. Because these measures exclude many items that are included in the Company’s financial statements, they do not provide a complete measure of the Company’s operating performance. For example, the Company’s definitions of Free Cash Flow and Adjusted Free Cash Flow do not include other important uses of cash including (1) cash used to purchase businesses or joint venture interests, or (2) any items that are classified as Cash Flows From Financing Activities on the Company’s Consolidated Statement of Cash Flows, including items such as (i) cash used to repay borrowings, or (ii) distributions paid to noncontrolling interests. Accordingly, investors are encouraged to use GAAP measures when evaluating the Company’s financial performance.

Tenet Healthcare Corporation
Financial Statements and Reconciliations
Q2’22 Earnings Release

TENET HEALTHCARE CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

(Dollars in millions except per share amounts)	Three Months Ended June 30,
	2022	%	2021	%	Change
Net operating revenues	$4,638	100.0%	$4,954	100.0%	(6.4)%
Grant income	94	2.0%	19	0.4%	394.7%
Equity in earnings of unconsolidated affiliates	54	1.2%	54	1.1%	0.0%
Operating expenses:
Salaries, wages and benefits	2,126	45.8%	2,280	46.0%	(6.8)%
Supplies	811	17.5%	859	17.4%	(5.6)%
Other operating expenses, net	1,006	21.7%	1,054	21.3%	(4.6)%
Depreciation and amortization	216	4.7%	221	4.5%
Impairment and restructuring charges, and acquisition-related costs	57	1.2%	20	0.4%
Litigation and investigation costs	18	0.4%	22	0.4%
Net gains on sales, consolidation and deconsolidation of facilities	(1)	—%	(15)	(0.3)%
Operating income	553	11.9%	586	11.8%
Interest expense	(222)		(235)
Other non-operating expense, net	—		(1)
Loss from early extinguishment of debt	(66)		(31)
Income from continuing operations, before income taxes	265		319
Income tax expense	(86)		(61)
Income from continuing operations, before discontinued operations	179		258
Discontinued operations:
Loss from operations	—		(1)
Loss from discontinued operations	—		(1)
Net income	179		257
Less: Net income available to noncontrolling interests	141		138
Net income available to Tenet Healthcare Corporation common shareholders	$38		$119
Amounts available to Tenet Healthcare Corporation common shareholders
Income from continuing operations, net of tax	$38		$120
Loss from discontinued operations, net of tax	—		(1)
Net income available to Tenet Healthcare Corporation common shareholders	$38		$119
Earnings (loss) per share available (attributable) to Tenet Healthcare Corporation common shareholders:
Basic
Continuing operations	$0.35		$1.12
Discontinued operations	—		(0.01)
	$0.35		$1.11
Diluted
Continuing operations	$0.35		$1.11
Discontinued operations	—		(0.01)
	$0.35		$1.10
Weighted average shares and dilutive securities outstanding (in thousands):
Basic	107,790		106,822
Diluted	108,750		108,569

TENET HEALTHCARE CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

(Dollars in millions except per share amounts)	Six Months Ended June 30,
	2022	%	2021	%	Change
Net operating revenues	$9,383	100.0%	$9,735	100.0%	(3.6)%
Grant income	100	1.1%	50	0.5%	100.0%
Equity in earnings of unconsolidated affiliates	100	1.1%	96	1.0%	4.2%
Operating expenses:
Salaries, wages and benefits	4,308	45.9%	4,481	46.0%	(3.9)%
Supplies	1,596	17.0%	1,663	17.1%	(4.0)%
Other operating expenses, net	1,948	20.8%	2,126	21.8%	(8.4)%
Depreciation and amortization	419	4.5%	445	4.6%
Impairment and restructuring charges, and acquisition-related costs	73	0.8%	40	0.4%
Litigation and investigation costs	38	0.4%	35	0.4%
Net gains on sales, consolidation and deconsolidation of facilities	—	—%	(15)	(0.2)%
Operating income	1,201	12.8%	1,106	11.4%
Interest expense	(449)		(475)
Other non-operating income, net	—		9
Loss from early extinguishment of debt	(109)		(54)
Income from continuing operations, before income taxes	643		586
Income tax expense	(185)		(106)
Income from continuing operations, before discontinued operations	458		480
Discontinued operations:
Income (loss) from operations	1		(1)
Income (loss) from discontinued operations	1		(1)
Net income	459		479
Less: Net income available to noncontrolling interests	281		263
Net income available to Tenet Healthcare Corporation common shareholders	$178		$216
Amounts available (attributable) to Tenet Healthcare Corporation common shareholders
Income from continuing operations, net of tax	$177		$217
Income (loss) from discontinued operations, net of tax	1		(1)
Net income available to Tenet Healthcare Corporation common shareholders	$178		$216
Earnings (loss) per share available (attributable) to Tenet Healthcare Corporation common shareholders:
Basic
Continuing operations	$1.64		$2.04
Discontinued operations	0.01		(0.01)
	$1.65		$2.03
Diluted
Continuing operations	$1.63		$2.00
Discontinued operations	0.01		(0.01)
	$1.64		$1.99
Weighted average shares and dilutive securities outstanding (in thousands):
Basic	107,636		106,566
Diluted	114,054		108,317

TENET HEALTHCARE CORPORATION
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	June 30,	December 31,
(Dollars in millions)	2022	2021
ASSETS
Current assets:
Cash and cash equivalents	$1,351	$2,364
Accounts receivable	2,840	2,770
Inventories of supplies, at cost	387	384
Income tax receivable	18	—
Other current assets	1,468	1,557
Total current assets	6,064	7,075
Investments and other assets	3,297	3,254
Deferred income taxes	60	65
Property and equipment, at cost, less accumulated depreciation and amortization	6,259	6,427
Goodwill	9,479	9,261
Other intangible assets, at cost, less accumulated amortization	1,462	1,497
Total assets	$26,621	$27,579

LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$125	$135
Accounts payable	1,083	1,300
Accrued compensation and benefits	811	896
Professional and general liability reserves	272	254
Accrued interest payable	221	203
Contract liabilities	474	959
Other current liabilities	1,382	1,362
Total current liabilities	4,368	5,109
Long-term debt, net of current portion	14,947	15,511
Professional and general liability reserves	789	791
Defined benefit plan obligations	407	421
Deferred income taxes	161	36
Contract liabilities - long-term	14	15
Other long-term liabilities	1,824	1,439
Total liabilities	22,510	23,322
Commitments and contingencies
Redeemable noncontrolling interests in equity of consolidated subsidiaries	1,997	2,203
Equity:
Shareholders’ equity:
Common stock	8	8
Additional paid-in capital	4,756	4,877
Accumulated other comprehensive loss	(231)	(233)
Accumulated deficit	(1,036)	(1,214)
Common stock in treasury, at cost	(2,410)	(2,410)
Total shareholders’ equity	1,087	1,028
Noncontrolling interests	1,027	1,026
Total equity	2,114	2,054
Total liabilities and equity	$26,621	$27,579

TENET HEALTHCARE CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOW
(Unaudited)

	Six Months Ended
(Dollars in millions)	June 30,
	2022	2021
Net income	$459	$479
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	419	445
Deferred income tax expense	132	48
Stock-based compensation expense	34	30
Impairment and restructuring charges, and acquisition-related costs	73	40
Litigation and investigation costs	38	35
Net gains on sales, consolidation and deconsolidation of facilities	—	(15)
Loss from early extinguishment of debt	109	54
Equity in earnings of unconsolidated affiliates, net of distributions received	18	10
Amortization of debt discount and debt issuance costs	15	17
Pre-tax (income) loss from discontinued operations	(1)	1
Other items, net	(59)	(22)
Changes in cash from operating assets and liabilities:
Accounts receivable	(74)	(101)
Inventories and other current assets	173	56
Income taxes	(86)	25
Accounts payable, accrued expenses, contract liabilities and other current liabilities	(764)	(232)
Other long-term liabilities	(41)	(6)
Payments for restructuring charges, acquisition-related costs, and litigation costs and settlements	(98)	(85)
Net cash provided by operating activities	347	779
Cash flows from investing activities:
Purchases of property and equipment	(307)	(243)
Purchases of businesses or joint venture interests, net of cash acquired	(66)	(64)
Proceeds from sales of facilities and other assets	209	124
Proceeds from sales of marketable securities, long-term investments and other assets	9	18
Purchases of marketable securities and equity investments	(41)	(19)
Other items, net	(4)	(11)
Net cash used in investing activities	(200)	(195)
Cash flows from financing activities:
Repayments of other borrowings	(2,744)	(2,012)
Proceeds from other borrowings	2,013	1,409
Debt issuance costs	(24)	(15)
Distributions paid to noncontrolling interests	(310)	(212)
Proceeds from sale of noncontrolling interests	9	12
Purchases of noncontrolling interests	(29)	(5)
Medicare advances and grants received by unconsolidated affiliates, net of recoupment	—	6
Other items, net	(75)	(19)
Net cash used in financing activities	(1,160)	(836)
Net decrease in cash and cash equivalents	(1,013)	(252)
Cash and cash equivalents at beginning of period	2,364	2,446
Cash and cash equivalents at end of period	$1,351	$2,194
Supplemental disclosures:
Interest paid, net of capitalized interest	$(416)	$(486)
Income tax payments, net	$(140)	$(34)

TENET HEALTHCARE CORPORATION
SEGMENT REPORTING
(Unaudited)

	Three Months Ended		Six Months Ended
(Dollars in millions)	June 30,		June 30,
	2022	2021	2022	2021
Net operating revenues (1) :
Ambulatory Care	$771	$664	$1,509	$1,310
Hospital Operations and other (prior to inter-segment eliminations)	3,645	4,095	7,443	8,042
Conifer
Tenet	111	124	226	246
Other clients	222	195	431	383
Total Conifer revenues	333	319	657	629
Inter-segment eliminations	(111)	(124)	(226)	(246)
Total	$4,638	$4,954	$9,383	$9,735

Equity in earnings of unconsolidated affiliates:
Ambulatory Care	$52	$49	$94	$87
Hospital Operations and other	2	5	6	9
Total	$54	$54	$100	$96

Adjusted EBITDA (including grant income):
Ambulatory Care	$319	$295	$601	$552
Hospital Operations and other	431	449	945	883
Conifer	93	90	185	176
Total	$843	$834	$1,731	$1,611

Adjusted EBITDA margins (including grant income):
Ambulatory Care	41.4%	44.4%	39.8%	42.1%
Hospital Operations and other	11.8%	11.0%	12.7%	11.0%
Conifer	27.9%	28.2%	28.2%	28.0%
Total	18.2%	16.8%	18.4%	16.5%

Adjusted EBITDA margins (excluding grant income):
Ambulatory Care	41.1%	41.4%	39.6%	39.6%
Hospital Operations and other	9.3%	10.9%	11.4%	10.6%
Conifer	27.9%	28.2%	28.2%	28.0%
Total	16.1%	16.4%	17.4%	15.9%

Capital expenditures:
Ambulatory Care	$19	$27	$40	$35
Hospital Operations and other	130	90	262	200
Conifer	3	5	5	8
Total	$152	$122	$307	$243

(1) Net operating revenues include the impact of implicit price concessions and bad debts

TENET HEALTHCARE CORPORATION
Additional Supplemental Non-GAAP disclosures
Table #1 – Reconciliations of Net Income Available to Tenet Healthcare Corporation
Common Shareholders to Adjusted Net Income Available from Continuing Operations to Common Shareholders
(Unaudited)

(Dollars in millions except per share amounts)	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Net income available to Tenet Healthcare Corporation common shareholders	$38	$119	$178	$216
Net income (loss) from discontinued operations	—	(1)	1	(1)
Net income from continuing operations	38	120	177	217
Less: Impairment and restructuring charges, and acquisition-related costs	(57)	(20)	(73)	(40)
Litigation and investigation costs	(18)	(22)	(38)	(35)
Net gains on sales, consolidation and deconsolidation of facilities	1	15	0	15
Loss from early extinguishment of debt	(66)	(31)	(109)	(54)
Tax impact of above items	15	5	21	18
Adjusted net income available from continuing operations to common shareholders	$163	$173	$376	$313

Diluted earnings per share from continuing operations	$0.35	$1.11	$1.63	$2.00
Less: Impairment and restructuring charges, and acquisition-related costs	(0.52)	(0.18)	(0.64)	(0.37)
Litigation and investigation costs	(0.17)	(0.20)	(0.33)	(0.32)
Net gains on sales, consolidation and deconsolidation of facilities	0.01	0.14	—	0.14
Loss from early extinguishment of debt	(0.61)	(0.29)	(0.96)	(0.50)
Tax impact of above items	0.14	0.05	0.18	0.16
Adjusted diluted earnings per share from continuing operations	$1.50	$1.59	$3.38	$2.89

Weighted average basic shares outstanding (in thousands)	107,790	106,822	107,636	106,566
Weighted average dilutive shares outstanding (in thousands)	108,750	108,569	114,054	108,317

TENET HEALTHCARE CORPORATION
Additional Supplemental Non-GAAP disclosures
Table #2 – Reconciliations of Net Income Available to Tenet Healthcare Corporation
Common Shareholders to Adjusted EBITDA
(Unaudited)

(Dollars in millions)	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Net income available to Tenet Healthcare Corporation common shareholders	$38	$119	$178	$216
Less: Net income available to noncontrolling interests	(141)	(138)	(281)	(263)
Income (loss) from discontinued operations, net of tax	—	(1)	1	(1)
Income from continuing operations	179	258	458	480
Income tax expense	(86)	(61)	(185)	(106)
Loss from early extinguishment of debt	(66)	(31)	(109)	(54)
Other non-operating income (expense), net	—	(1)	—	9
Interest expense	(222)	(235)	(449)	(475)
Operating income	553	586	1,201	1,106
Litigation and investigation costs	(18)	(22)	(38)	(35)
Net gains on sales, consolidation and deconsolidation of facilities	1	15	—	15
Impairment and restructuring charges, and acquisition-related costs	(57)	(20)	(73)	(40)
Depreciation and amortization	(216)	(221)	(419)	(445)
Adjusted EBITDA	$843	$834	$1,731	$1,611

Net operating revenues	$4,638	$4,954	$9,383	$9,735

Net income available to Tenet Healthcare Corporation common shareholders as a % of net operating revenues	0.8%	2.4%	1.9%	2.2%

Adjusted EBITDA as a % of net operating revenues (Adjusted EBITDA margin)	18.2%	16.8%	18.4%	16.5%

TENET HEALTHCARE CORPORATION
Additional Supplemental Non-GAAP disclosures
Table #3 – Reconciliations of Net Cash Provided by Operating Activities to Free Cash Flow and Adjusted Free Cash Flow from Continuing Operations
(Unaudited)

(Dollars in millions)	2022
	Q2	YTD
Net cash provided by operating activities	$119	$347
Purchases of property and equipment	(152)	(307)
Free cash flow	(33)	40
Add back: Medicare Advance Repayments	281	475
Free cash flow, excluding repayment of Medicare Advances	$248	$515

Net cash used in investing activities	$(140)	$(200)
Net cash used in financing activities	$(33)	$(1,160)

Net cash provided by operating activities	$119	$347
Less: Payments for restructuring charges, acquisition-related costs, and litigation costs and settlements	(42)	(98)
Adjusted net cash provided by operating activities from continuing operations	161	445
Purchases of property and equipment	(152)	(307)
Adjusted free cash flow – continuing operations	9	138
Add back: Medicare Advance Repayments	281	475
Adjusted free cash flow – continuing operations, excluding repayments of Medicare Advances	$290	$613

(Dollars in millions)	2021
	Q2	YTD
Net cash provided by operating activities	$245	$779
Purchases of property and equipment	(122)	(243)
Free cash flow	123	536
Add back: Medicare Advance Repayments	152	152
Free cash flow, excluding repayment of Medicare Advances	$275	$688

Net cash used in investing activities	$(50)	$(195)
Net cash used in financing activities	$(142)	$(836)

Net cash provided by operating activities	$245	$779
Less: Payments for restructuring charges, acquisition-related costs, and litigation costs and settlements	(34)	(85)
Adjusted net cash provided by operating activities from continuing operations	279	864
Purchases of property and equipment	(122)	(243)
Adjusted free cash flow – continuing operations	157	621
Add back: Medicare Advance Repayments	152	152
Adjusted free cash flow – continuing operations, excluding repayments of Medicare Advances	$309	$773

TENET HEALTHCARE CORPORATION
Additional Supplemental Non-GAAP disclosures
Table #4 – Reconciliations of Outlook Net Income Available to Tenet Healthcare Corporation Common Shareholders to Outlook Adjusted EBITDA
(Unaudited)

(Dollars in millions)	Q3’22		FY 2022
	Low	High	Low	High
Net income available to Tenet Healthcare Corporation common shareholders	$100	$135	$371	$546
Less: Net income available to noncontrolling interests	(125)	(145)	(590)	(630)
Income tax expense	(90)	(100)	(375)	(410)
Interest expense	(225)	(215)	(890)	(880)
Loss from early extinguishment of debt(1)	—	—	(109)	(109)
Other non-operating income (expense), net	—	5	—	10
Impairment and restructuring charges, acquisition-related costs, and litigation costs and settlements(2)	(30)	(20)	(200)	(150)
Depreciation and amortization	(205)	(215)	(840)	(860)
Loss from divested and closed businesses (i.e., health plan businesses)	—	—	—	—
Adjusted EBITDA	$775	$825	$3,375	$3,575

Income from continuing operations	$100	$135	$371	$546
Net operating revenues	$4,700	$4,900	$19,000	$19,400
Net income available to Tenet Healthcare Corporation common shareholders as a % of operating revenues	2.1%	2.8%	2.0%	2.8%
Adjusted EBITDA as a % of net operating revenues (Adjusted EBITDA margin)	16.5%	16.8%	17.8%	18.4%

(1)    The Company does not generally forecast losses from the early extinguishment of debt because the Company does not believe that it can forecast this item with sufficient accuracy since it is indeterminable at the time the Company provides its financial Outlook. The figures shown relate to the debt repurchased or refinanced by the Company in 2022.

(2)    The figures shown represent the Company's estimate for restructuring charges plus the actual year-to-date results for impairment and restructuring charges, acquisition-related costs, and litigation costs and settlements. The Company does not generally forecast impairment charges, acquisition-related costs, and litigation costs and settlements because it does not believe that it can forecast these items with sufficient accuracy since some of these items are indeterminable at the time the Company provides its financial Outlook.

TENET HEALTHCARE CORPORATION
Additional Supplemental Non-GAAP disclosures
Table #5 – Reconciliations of Outlook Net Income Available to Tenet Healthcare Corporation Common Shareholders to Outlook Adjusted Net Income Available from Continuing Operations to Common Shareholders
(Unaudited)

(Dollars in millions except per share amounts)	Q3’22		FY 2022
	Low	High	Low	High
Net income available to Tenet Healthcare Corporation common shareholders	$100	$135	$371	$546
Net income from discontinued operations, net of tax	—	—	—	—
Net income from continuing operations	100	135	371	546
Less: Impairment and restructuring charges, acquisition-related costs, and litigation costs and settlements(1)	(30)	(20)	(200)	(150)
Loss from early extinguishment of debt(2)	—	—	(109)	(109)
Loss from divested and closed businesses (i.e., health plan businesses)	—	—	—	—
Tax impact of above items	5	5	35	25
Adjusted net income available from continuing operations to common shareholders	$125	$150	$645	$780

Diluted earnings per share from continuing operations	$0.91	$1.23	$3.35	$4.91
Less: Impairment and restructuring charges, acquisition-related costs, and litigation costs and settlements	(0.28)	(0.18)	(1.79)	(1.34)
Loss from early extinguishment of debt	—	—	(0.97)	(0.97)
Loss from divested and closed businesses (i.e., health plan businesses)	—	—	—	—
Tax impact of above items	0.05	0.05	0.31	0.22
Adjusted diluted earnings per share from continuing operations	$1.14	$1.36	$5.80	$7.00

Weighted average basic shares outstanding (in thousands)	108,000	108,000	108,000	108,000
Weighted average dilutive shares outstanding (in thousands)	110,000	110,000	112,000	112,000

(1)    The figures shown represent the Company's estimate for restructuring charges plus the actual year-to-date results for impairment and restructuring charges, acquisition-related costs, and litigation costs and settlements. The Company does not generally forecast impairment charges, acquisition-related costs, and litigation costs and settlements because it does not believe that it can forecast these items with sufficient accuracy since some of these items are indeterminable at the time the Company provides its financial Outlook.

(2)    The Company does not generally forecast losses from the early extinguishment of debt because the Company does not believe that it can forecast this item with sufficient accuracy since it is indeterminable at the time the Company provides its financial Outlook. The figures shown relate to the debt repurchased or refinanced by the Company in 2022.

TENET HEALTHCARE CORPORATION
Additional Supplemental Non-GAAP disclosures
Table #6 – Reconciliations of Outlook Net Cash Provided by Operating Activities
to Outlook Free Cash Flow – Continuing Operations and Outlook Adjusted Free Cash
Flow – Continuing Operations
(Unaudited)

(Dollars in millions)	FY 2022
	Low	High
Net cash provided by operating activities	$1,100	$1,400
Purchases of property and equipment – continuing operations	(725)	(775)
Free cash flow – continuing operations	375	625
Add back:
Medicare Advance Repayments	880	880
Payroll Tax Deferral Payments	128	128
Free cash flow excluding repayments of Medicare Advances and Deferred Payroll Tax Payments	$1,383	$1,633

Net cash provided by operating activities	$1,100	$1,400
Less: Payments for restructuring charges, acquisition-related costs and litigation costs and settlements(1)	(200)	(150)
Net cash used in operating activities from discontinued operations	—	—
Adjusted net cash provided by operating activities – continuing operations	1,300	1,550
Purchases of property and equipment – continuing operations	(725)	(775)
Adjusted free cash flow – continuing operations(2)	575	775
Add back:
Medicare Advance Repayments	880	880
Payroll Tax Deferral Payments	128	128
Adjusted free cash flow – continuing operations, excluding repayments of Medicare Advances and Deferred Payroll Tax Payments	$1,583	$1,783
(1)    The figures shown represent the Company's estimate for restructuring payments plus the actual year-to-date payments for restructuring charges, acquisition-related costs, and litigation costs and settlements. The Company does not generally forecast payments for acquisition-related costs, and litigation costs and settlements because it does not believe that it can forecast these items with sufficient accuracy since some of these items are indeterminable at the time the Company provides its financial Outlook.

(2)    The Company’s definition of Adjusted Free Cash Flow does not include other important uses of cash including (1) cash used to purchase businesses or joint venture interests, or (2) any items that are classified as Cash Flows From Financing Activities on the Company’s Consolidated Statement of Cash Flows, including items such as (i) cash used to repay borrowings, and (ii) distributions paid to noncontrolling interests.